As filed with the Securities and Exchange Commission on July __, 1998

                                        Registration No. 33-53993




                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                  POST-EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


               CHIQUITA BRANDS INTERNATIONAL, INC.
        (Exact name of issuer as specified in its charter)

                New Jersey                           04-1923360
          (State of incorporation)       (I.R.S. Employer Identification No.)

        250 East Fifth Street, Cincinnati, Ohio       45202
       (Address of Principal Executive Offices)     (Zip Code)

                             CHIQUITA
               1986 STOCK OPTION AND INCENTIVE PLAN
                     (Full title of the plan)

                      ROBERT W. OLSON, ESQ.
       Senior Vice President, General Counsel and Secretary
               Chiquita Brands International, Inc.
                      250 East Fifth Street
                     Cincinnati, Ohio  45202
             (Name and address of agent for service)

              Telephone number, including area code,
              of agent for service:  (513) 784-8804

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Explanatory Statement

             As originally filed in June 1994, this Registration Statement registered 5,000,000 additional shares of the Common Stock of Chiquita Brands International, Inc. (the "Company") which had been approved for issuance under the Company's 1986 Stock Option and Incentive Plan (the "1986 Plan"). The Company now has adopted a new plan, the 1998 Stock Option and Incentive Plan (the "1998 Plan"), to which shares remaining available for grant under the 1986 Plan may be transferred for the purpose of new grants.

             Accordingly, this Post-Effective Amendment is being filed
(under Instruction E to Form S-8) to de-register 800,000 shares previously registered for the 1986 Plan and to move those shares to a new Form S-8 Registration Statement being filed by the Company for shares issuable under the 1998 Plan.


Item 8.      Exhibits

Exhibit
Number

  24    Power of Attorney

                            SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 33-53993 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 14th day of July, 1998.

                                CHIQUITA BRANDS INTERNATIONAL, INC.


                                By:  /s/ Carl H. Lindner
                                     ________________________________
                                     Carl H. Lindner, Chairman of the Board
                                     and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons in the capacities indicated as of the 14th day of July, 1998.

        Signature                      Title


/s/ Carl H. Lindner            Chairman of the Board and
________________________       Chief Executive Officer
Carl H. Lindner


/s/ Keith E. Lindner           Vice Chairman of the Board
________________________
Keith E. Lindner


/s/ Steven G. Warshaw          Director, President and Chief Operating
________________________       Officer
Steven G. Warshaw


/s/ Fred J. Runk               Director
________________________
Fred J. Runk


/s/ Jean Head Sisco            Director
________________________
Jean Head Sisco


________________________       Director
William W. Verity


/s/ Oliver W. Waddell          Director
________________________
Oliver W. Waddell


/s/ Warren J. Ligan            Senior Vice President and Chief
________________________       Financial Officer
Warren J. Ligan


/s/ William A. Tsacalis        Vice President and Controller
________________________       (Chief Accounting Officer)
William A. Tsacalis